Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 30, 2010, in the Registration Statement (Form S-1) and related Prospectus of AcelRx Pharmaceuticals, Inc. dated November 12, 2010.

/s/ Ernst & Young LLP

San Francisco, California

November 12, 2010